UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 12, 2008
Yahoo! Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28018	77-0398689

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 First Avenue
Sunnyvale, California	94089

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 349-3300
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Services Agreement
     On June 12, 2008 (the “Effective Date”), Yahoo! Inc., a Delaware corporation (“Yahoo!”), and Google Inc., a Delaware corporation (“Google”), entered into a Services Agreement (the “Services Agreement”), pursuant to which Google will provide Yahoo! with advertisements through Google’s AdSense for Search service (the “AFS Services”) and AdSense for Content service (the “AFC Services” and together with the “AFS Services,” the “Services”) for display on web sites and other applications owned and operated by Yahoo! and its subsidiaries (the “Yahoo! Properties”) and certain of Yahoo!’s business partners/affiliates (the “Yahoo! Partner Properties”). The Services Agreement applies to properties within the United States and Canada.
     Under the Services Agreement, Yahoo! has sole discretion to choose which search queries to send to Google and is not obligated to send any minimum number of search queries. Yahoo! also has sole discretion to decide on which pages to display ads provided by Google through its AFC Services. In addition, the Services Agreement is non-exclusive, and expressly provides that Yahoo! is not prevented from implementing any other advertising, promotion or marketing service or monetization method, including any that are the same as or substantially similar in nature to the Services or displaying comparable advertisements. Yahoo! also has sole discretion with respect to the placement and location of ads generated from the Services, the number of ads requested and the formatting of ads. Additionally, Yahoo! may serve its own ads or third-party ads alongside Google ads.
     Google will pay Yahoo! a percentage of the gross revenues generated from AFS Services on the Yahoo! Properties, with such percentage adjusting based on specified monthly gross revenue thresholds, and with respect to the Yahoo! Partner Properties will pay a similar percentage of gross revenues less a separate specified percentage. Google will also pay Yahoo! a fixed percentage of gross revenues generated from AFC Services on the Yahoo! Properties and a fixed percentage of gross revenues for AFC Services on Yahoo! Partner Properties.
     The initial term of the Services Agreement commenced on the Effective Date and will continue for a period of four years thereafter. Yahoo! may, at its option, extend the term of the Services Agreement for up to two additional periods of three years each. Either party may terminate the Services Agreement upon notice to the other party (i) in the event of an uncured material breach of the Services Agreement by the other party, subject to dispute resolution procedures and certain limitations; (ii) in the event of a Change in Control (as defined below) involving either party; (iii) 120 days after the Effective Date in order to avoid or end a lawsuit or similar action filed on competition law grounds if the terminating party has taken all actions required under the Services Agreement with respect to regulatory matters and defending such action is not commercially reasonable for that party (taking all factors into account); or (iv) if a court of competent jurisdiction has entered an order enjoining the implementation of the Services Agreement. In addition, Google may terminate the Services Agreement if, after ten months after the Services are first launched, and each month thereafter, the gross revenues recognized by

Google under the Services Agreement are less than $83,333,333 for the four prior calendar months.
     As defined in the Services Agreement, the term “Change in Control” means (a) a merger, consolidation, statutory share exchange, recapitalization, restructuring or business combination involving directly or indirectly a party or a subsidiary of a party in which voting securities of the party outstanding immediately prior to such transaction do not continue to represent more than 50% (or 65% in the case of a transaction involving Microsoft Corporation (“Microsoft”), Time Warner Inc. (“Time Warner”) or News Corporation (“News Corp”), in each case together with their respective affiliates) of the voting power represented by the outstanding voting securities of the surviving entity immediately following the transaction; (b) any “person” or “group” becoming the “beneficial owner” (as such terms are used or defined in Sections 13(d) and 14(d) under the Securities Exchange Act of 1934, as amended) of more than 50% of the voting power of the then outstanding voting securities of the party, except that, in the case of Time Warner and News Corp, the percentage will be 35% instead of 50% and, in the case of Microsoft, the percentage will be 15% instead of 50% and a Change in Control will also be deemed to occur if Microsoft (i) beneficially owns 15% of the voting power of the party or (ii) acquires directly from a party any equity or voting securities of that party representing (or having a right to receive in the aggregate) 5% or more of the total equity value of the party or 1% or more of the party’s annual revenues on a consolidated basis); (c) approval by the stockholders of a party of a plan of liquidation or dissolution; (d) the sale or disposition of all or substantially all the consolidated assets of a party; or (e) at any point in time, Yahoo! no longer owns and, with respect to the U.S. and Canada, controls a majority portion of Yahoo!’s technology and intellectual property assets that in the 12-month period prior to that time had been owned by Yahoo! and used by Yahoo! to provide services in the U.S. and Canada for either its algorithmic search or search advertising business. The Services Agreement also permits Google to suspend performance of the Services under certain circumstances, including a pending Change in Control of Yahoo! involving Microsoft, Time Warner or News Corp and a change in a majority of the board of directors of Yahoo! following an annual or special meeting of stockholders if a majority of the new directors did not serve on Yahoo!’s board immediately prior to such stockholder meeting and were nominated or solicited for by Microsoft, Time Warner or News Corp or, solely with respect to Yahoo!’s first two annual or special meetings held after the Effective Date where the election of a majority of directors is before Yahoo! stockholders (but not later than September 1, 2009), by any other person or group.
     If the Services Agreement is terminated by either party within 24 months of the Effective Date as a result of a Change in Control of Yahoo! (other than a Change in Control triggered only by Microsoft either (x) acquiring beneficial ownership of voting securities representing more than 15% of the voting power of outstanding Yahoo! voting securities or (y) acquiring directly from Yahoo! equity or voting securities representing 5% or more of Yahoo!’s total equity value or 1% or more of Yahoo!’s consolidated annual revenues, unless Microsoft becomes the beneficial owner of more than 35% of the voting power of such securities within such 24 month period), Yahoo! is required to pay to Google the sum of $250,000,000, which payment will be reduced by one-half of an amount equal to (a) all gross revenues received by Google pursuant to the Services Agreement through the date of termination less (b) the amount equal to Yahoo!’s share of such gross revenues during the same period.

     The Services Agreement will be implemented approximately three and a half months after the Effective Date, or sooner if regulatory authorities in the United States or Canada, as applicable, have given notice that they have completed their review. Pursuant to the terms of the Services Agreement, Google and Yahoo! shall cooperate reasonably in working with regulatory authorities regarding their review of the Services Agreement.
     In connection with the Services Agreement, Yahoo! and Google have agreed to certain procedures with the Antitrust Division of the United States Department of Justice (the “DOJ”) to facilitate review of the Services Agreement by the DOJ, including delaying the implementation of the Services Agreement in order to provide the DOJ with a reasonable period of time to review the Services Agreement.
     The Services Agreement may only be assigned by a party with the written consent of the other party or in connection with a Change in Control of the assigning party, subject to the other party’s right to terminate.
     Yahoo! and Google each agrees to maintain the confidentiality of information provided by the other party and the existence and terms of the Services Agreement, in each case subject to requirements of law and the rules of any national stock market or exchange and other customary exceptions.
     Each of Yahoo! and Google agrees to indemnify the other party under certain circumstances and subject to certain limitations.

Item 7.01	Regulation FD Disclosure.
     On June 12, 2008, Yahoo! released a press release announcing the signing of the Services Agreement. A copy of the press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any Yahoo! filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description

99.1	Press release, dated June 12, 2008, announcing the Services Agreement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC. (Registrant)
By:	/s/ Michael J. Callahan
	Name:	Michael J. Callahan
	Title:	Executive Vice President, General Counsel and Secretary

Date: June 12, 2008

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release, dated June 12, 2008, announcing the Services Agreement.